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EX-21.0
SUBSIDIARIES OF FLIR SYSTEMS, INC.

                                                                    EXHIBIT 21.0

Subsidiaries of FLIR Systems, Inc.
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  . FSI International, Inc., a Barbados Corporation

  . FLIR Systems International Ltd., a United Kingdom Corporation

  . FSI Automation, Inc., a Washington Corporation

  . FLIR Systems AB, a Swedish Corporation

  . FLIR Systems Ltd., a Canadian Corporation

  . FLIR Systems Boston, Inc., a Delaware Corporation